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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
William Giles                                  Richard Saunders
Intel Corporation                              Symantec Corporation
(503) 264-7550                                 (408) 446-7550
william.e.giles@intel.com                      rsaunders@symantec.com

Barbara Grimes                                 Genevieve Haldeman
Intel Corporation                              Symantec Corporation
(503) 264-5563                                 (310) 449-4309
barbara.t.grimes@intel.com                     glhaldeman@symantec.com

                                               Shelley Wilson
                                               Director of Investor Relations
                                               Symantec Corporation
                                               (408) 446-8891
                                               swilson@symantec.com
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                    SYMANTEC BUYS INTEL'S ANTI-VIRUS BUSINESS

Symantec licenses Intel Systems Management technology to integrate into Norton
AntiVirus Product Line; Intel to integrate Norton AntiVirus into Intel LANDesk
Management Suite -

CUPERTINO, Calif. - Sept. 28, 1998 - Symantec Corporation (Nasdaq: SYMC) announced today that it has bought Intel Corporation's anti-virus business.
Symantec has also licensed Intel systems management technology which it will combine with its own antivirus technology to crate best-of-breed anti-virus solutions for corporate organizations.

Norton AntiVirus engine technology will be integrated into a new anti-virus product that Intel has had under development for most of this year. The product will be fully integrated with Intel LANDesk Management Suite and will be launched as a Norton AntiVirus product later this year to provide an obvious and smooth upgrade path for current LANDesk Virus Protect customers.

As part of the agreement, Symantec will support Intel's 18,000 registered anti-virus customers and Intel will recommend Norton AntiVirus to its corporate customers worldwide as the anti-virus solution of choice. Intel will also market the Norton AntiVirus product line through its extensive reseller channel worldwide.

"For nearly seven years LANDesk Virus Protect has been the leader in providing the robust systems management capabilities that businesses need in their anti-virus solution," said Ed Ekstrom, vice president, Intel New Business Group and general manager, Systems Management Division. "By licensing these technologies to Symantec, we can focus entirely on our core

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competency - systems management leadership - while continuing to provide our customers with a world-class anti-virus solution. This alliance means Symantec will be the only anti-virus vendor to incorporate LANDesk management technologies into their utilities product line and to offer true integration with LANDesk products."

"Our relationship with Intel is a key component of our overall strategy to meet the needs of corporate customers and follows on the heels of other significant alliances including IBM, Entrust Technologies and PLATINUM technology," said
Gordon Eubanks, Symantec's president and CEO. "Integrating Intel LANDesk management technologies provides Norton AntiVirus customers with the best management solutions available and gives them the confidence they have the most manageable and flexible solution to fit within their existing network management architecture."

Symantec will use the Intel systems management technology it has licensed to help build the Digital Immune System that Symantec is developing with IBM. The
Digital Immune System combines Symantec's award-winning products with neural network technology from IBM to provide corporate customers with an automated, trouble free environment to keep systems up and running. The Intel technology will enable network administrators to implement and manage the Digital Immune
System across the enterprise.

Availability and Support

The relationship with Intel is ongoing. Starting immediately, Norton AntiVirus engine technology will be integrated into a new anti-virus product that Intel has had under development for most of this year. The product will fully integrate with Intel LANDesk Management Suite and will be launched as a Norton
AntiVirus product later this year to provide an obvious and smooth upgrade path for current LANDesk Virus Protect customers.

The client portion of this product will be bundled with future versions of LANDesk Management Suite. Symantec will have a license to LANDesk Virus Protect software including all the common elements that make this product integral to LANDesk Management Suite. Versions will be fully compatible with the existing version of Norton AntiVirus and LANDesk Management Suite and will include complete management functionality such as distribution, configuration, lockdown, remote operations from one console, and event management and logging.

Customers migrating to this new version of Norton AntiVirus will receive support directly from Symantec. During this transition period, Intel will continue to honor all existing support and maintenance agreements for the current versions of LANDesk Virus Protect and will continue to provide anti-virus pattern files.
Until the new version is available, Intel and Symantec will continue to sell
LANDesk Virus Protect 5.0.

For additional information regarding support for current products, customers can contact Intel at www.intel.com. For information regarding the transition program, customers can contact Symantec at 1-800-745-6054.

About LANDesk Management Suite


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Intel LANDesk Management Suite, the flagship product in the LANDesk family, provides integrated remote problem resolution, hardware and software inventory, server monitoring, software distribution, virus protection and other leading desktop system management functions. It also takes advantage of the Intel-led and industry-supported Wired for Management Initiative.

About Norton AntiVirus

Symantec's multi-tier virus protection strategy is the basis for products that protect the enterprise at the desktop, groupware, server, Internet and gateway levels. The Norton AntiVirus product line uses innovative Bloodhound heuristic technology to detect and remove both known and unknown viruses. Norton AntiVirus also includes LiveUpdate, which automatically updates users with the latest engine updates and virus definitions over the Internet.

About Intel

Intel, the world's largest chip maker, is also a leading manufacturer of computer, networking and communications products. Additional information about
Intel is available at http://www.intel.com/pressroom.

About Symantec

Symantec is the world leader in utility software for business and personal computing. Symantec products and solutions help make users productive and keep their computers safe and reliable anywhere and anytime. Symantec offers a broad range of solutions and is acclaimed as a leader in both customer satisfaction and product brand recognition. Symantec is traded on Nasdaq under the symbol
SYMC. More information on the company and its products can be obtained at www.symantec.com.

                                      # # #

Symantec Forward Looking Statement

This press release contains forward-looking statements. There are certain important factors that could cause Symantec's future development efforts to differ materially from those anticipated by some of the statements made above.
Among these are the anticipation of the growth of certain market segments, the positioning of Symantec's products in those segments, the competitive environment in the software industry, dependence on other products, changes to operating systems and product strategy by vendors of operating systems, and the importance of new Symantec products. Additional information concerning those and other factors is contained in the "Risk Factors" section of the company's annual report on Form 10-K for the fiscal year ended April 3, 1998 and the quarterly report on Form 10-Q for the fiscal quarter ended July 3, 1998.

NOTE TO EDITORS: Members of the press are invited to take part in a conference call to discuss this announcement. The call starts at 10:30 PST and the dial in number is 1-800-754-1053. If you would like additional information on Symantec
Corporation and its products, please


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view the Symantec Press Center at http://www.symantec.com/PressCenter/ on
Symantec's Web site.

Intel and LANDesk Management Suite are registered trademarks of Intel
Corporation.

Digital Immune System is a trademark of Symantec Corporation.


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